Exhibit 10.4

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Agreement”) with an effective date of June 2, 2026 is executed by SENSUS HEALTHCARE, INC., a Delaware corporation with an address of 851 Broken Sound Parkway N.W., #215, Boca Raton, Florida 33487 (“Debtor”), and CITY NATIONAL BANK OF FLORIDA, its successors and/or assigns, with an address is 2701 S. LeJeune Road, Coral Gables, Florida 33134 (“Lender”).

R E C I T A L S

A. Debtor has requested, and Lender has agreed to make a revolving credit facility available to Debtor in the maximum principal amount of FIFTEEN MILLION AND 00/100 DOLLARS ($15,000,000.00) (the “Loan”), as evidenced by that certain Revolving Promissory Note dated of even date herewith from Debtor in favor of Lender (as the same may be amended, restated, modified or replaced from time to time, the “Note”). The Note is secured, among other things, by a first priority security interest (subject to Permitted Liens (as defined below)) in all the business assets of Debtor. The funds are to be used by Debtor for working capital needs.

B. As a condition of the Loan and Lender providing other financial accommodations to Debtor, Lender requires that Debtor enter into this Agreement in order to secure the obligations and performance of Debtor under such loans or financial accommodations.

NOW THEREFORE, in consideration of the premises, and the mutual covenants and agreements set forth herein, Debtor and Lender hereby agree as follows:

Section 1	Definitions

1.1 Defined Terms. For the purposes of this Agreement, the following capitalized words and phrases shall have the meanings set forth below.

(a) “Affiliate” of Lender shall mean (i) any entity which, directly or indirectly, controls or is controlled by or is under common control with Lender, and (ii) any entity administered or managed by Lender, or an Affiliate or investment advisor thereof and which is engaged in making, purchasing, holding or otherwise investing in commercial loans. An entity shall be deemed to be “controlled by” another entity if such other entity possesses, directly or indirectly, power to direct or cause the direction of the management and policies of such entity whether by contract, ownership of voting securities, membership interests or otherwise.

(b) “Bankruptcy Code” shall mean the United States Bankruptcy Code, as now existing or hereafter amended.

(c) “Business Day” shall mean any day other than a Saturday, Sunday or a legal holiday on which Lenders are authorized or required to be closed for the conduct of commercial banking business in Miami-Dade County, Florida.

(d) “Capital Lease” shall mean, as to any Person, a lease of any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, by such Person, as lessee, that is, or should be, in accordance with Financial Accounting Standards Board Statement No. 13, as amended from time to time, or, if such statement is not then in effect, such statement of GAAP as may be applicable, recorded as a “capital lease” on the financial statements of such Person prepared in accordance with GAAP.

(e) “Capital Securities” shall mean, with respect to any Person, all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person’s capital, whether now outstanding or issued or acquired after the date hereof, including common shares, preferred shares, membership interests in a limited liability company, limited or general partnership interests in a partnership or any other equivalent of such ownership interest.

(f)  “Capitalized Lease Obligations” shall mean, as to any Person, all rental obligations of such Person, as lessee under a Capital Lease, which are or will be required to be capitalized on the books of such Person.

(g) “Collateral” shall have the meaning set forth in Section 2.1 hereof.

(h) “Collateral Access Agreement” shall mean an agreement in form and substance reasonably satisfactory to Lender pursuant to which a mortgagee or lessor of real property on which Collateral is stored or otherwise located, or a warehouseman, processor or other bailee of Inventory or other property owned by Debtor or any Subsidiary, acknowledges the Liens of Lender and waives any Liens held by such Person on such property, and, in the case of any such agreement with a mortgagee or lessor, warehouseman, processor or other bailee permits Lender reasonable access to and use of such real property following the occurrence and during the continuance of an Event of Default to assemble, complete and sell any collateral stored or otherwise located thereon.

(i)  “Debtor” shall have the meaning set forth in the Preamble to this Agreement.

(j)  “Default Rate” shall have the meaning set forth in the Note.

(k) “Event of Default” shall have the meaning set forth in the Loan Agreement.

(l)  “GAAP” shall mean generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination, provided, however, that interim financial statements or reports shall be deemed in compliance with GAAP despite the absence of footnotes and fiscal year-end adjustments as required by GAAP.

(m) “Lender’ shall have the meaning set forth in the Preamble to this Agreement.

(n) “Lender Products” shall mean any service or facility extended to an Obligor or any Subsidiary by Lender or any Affiliate of Lender, including: (i) credit cards, (ii) credit card processing services, (iii) debit cards, (iv) purchase cards, (v) ACH transactions, (vi) cash management, including controlled disbursement, accounts or services, or (vii) Financial Contracts.

(o) “Lender Product Agreements” shall mean those certain cash management service agreements entered into from time to time by Debtor or any Subsidiary with Lender or any Affiliate of Lender concerning Lender Products.

(p) “Lender Product Obligations” shall mean all obligations, liabilities, contingent reimbursement obligations, fees, and expenses owing by an Obligor or any Subsidiary to Lender or any Affiliate of Lender pursuant to or evidenced by Lender Product Agreements and irrespective of whether for the payment of money, whether direct or indirect, absolute, or contingent, due or to become due, now existing or hereafter arising.

(q) “Letter of Credit” and “Letters of Credit” shall mean, respectively, a letter of credit and all such letters of credit issued by Lender, in its sole discretion, for the account of an Obligor.

(r)  “Lien” shall mean, with respect to any Person, any interest granted by such Person in any real or personal property, asset or other right owned or being purchased or acquired by such Person (including an interest in respect of a Capital Lease) which secures payment or performance of any obligation and shall include any mortgage, lien, encumbrance, title retention lien, charge or other security interest of any kind, whether arising by contract, as a matter of law, by judicial process or otherwise.

(s) “Loan” shall have the meaning set forth in the Recitals to this Agreement.

(t)  “Loan Agreement” shall mean that certain Loan Agreement dated as of even date herewith by and between Debtor and Lender.

(u) “Loan Documents” shall mean each of the Note, the Loan Agreement, this Agreement and the other agreements, documents, instruments, and certificates from time to time executed and delivered by an Obligor or any of their Subsidiaries for the benefit of Lender in connection with the Obligations, and all amendments, restatements, supplements and other modifications thereto.

(v) “Material Adverse Effect” shall mean (i) a material adverse change in, or a material adverse effect upon, the assets, business, properties, condition (financial or otherwise) or results of operations of an Obligor taken as a whole, (ii) a material impairment of the ability of an Obligor to perform any of the Obligations under any of the Loan Documents, or (iii) a material adverse effect on (1) any substantial portion of the Collateral, (2) the legality, validity, binding effect or enforceability against an Obligor and its Subsidiaries of any of the Loan Documents, (3) the perfection or priority of any Lien granted to Lender under any Loan Document, or (4) the rights or remedies of Lender under any Loan Document.

(w) “Note” shall have the meaning set forth in the Recitals to this Agreement.

(x) “Obligations” shall mean all loans, advances and other financial accommodations, including, without limitation, those arising pursuant to the Note the other Loan Documents and all interest accrued thereon (including interest which would be payable as post-petition in connection with any Bankruptcy or similar proceeding, whether or not permitted as a claim thereunder), any fees due Lender under the Loan Documents, any expenses incurred by Lender under the Loan Documents and any and all other liabilities and obligations of an Obligor to Lender, including any reimbursement obligations of an Obligor to Lender in respect of Letters of Credit and surety bonds, all Hedging Obligations of an Obligor which are owed to Lender or any Affiliate of Lender, and all Lender Product Obligations of an Obligor, all in each case howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, together with any and all renewals or extensions thereof.

(y) “Obligor” shall mean the Debtor, any Subsidiary of Debtor, any guarantor, accommodation endorser, third party, or any other party liable with respect to the Obligations.

(z) “Organizational Identification Number” means, with respect to Debtor, the organizational identification number assigned to Debtor by the applicable governmental unit or agency of the jurisdiction of organization of Debtor.

(aa) “Permitted Liens” shall mean (i) Liens for Taxes, assessments or other governmental charges not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and, in each case, for which it maintains adequate reserves in accordance with GAAP and in respect of which no Lien has been filed; (ii) Liens arising in connection with Capitalized Lease Obligations (and attaching only to the property being leased); (iii) Liens arising by operation of law, including carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business that are not overdue for a period of more than sixty (60) days or that are being contested in good faith by appropriate proceedings; (iv) Liens granted to Lender hereunder and under the Loan Documents; (v) Liens on insurance proceeds in favor of the applicable insurance carrier arising under or pursuant to any applicable insurance policy; and (vi) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default.

(bb) “Person” shall mean any natural person, partnership, limited liability company, corporation, trust, joint venture, joint stock company, association, unincorporated organization, government or agency or political subdivision thereof, or other entity, whether acting in an individual, fiduciary or other capacity.

(cc) “Subsidiary” and “Subsidiaries” shall mean, respectively, with respect to any Person, each and all such corporations, partnerships, limited partnerships, limited liability companies, limited liability partnerships, joint ventures or other entities of which or in which such Person owns, directly or indirectly, such number of outstanding Capital Securities as have more than Fifty Percent (50.00%) of the ordinary voting power for the election of directors or other managers of such corporation, partnership, limited liability company or other entity. Unless the context otherwise requires, each reference to Subsidiaries herein shall be a reference to Subsidiaries of Debtor.

(dd) “Taxes” shall mean any and all present and future taxes, duties, levies, imposts, deductions, assessments, charges or withholdings, and any and all liabilities (including interest and penalties and other additions to taxes) with respect to the foregoing.

(ee) “UCC” shall mean the Uniform Commercial Code in effect in the State of Florida from time to time.

1.2 Other Terms Defined in UCC. All other capitalized words and phrases used herein and not otherwise specifically defined herein shall have the respective meanings assigned to such terms in the UCC, to the extent the same are used or defined therein or in the Loan Agreement.

1.3 Other Interpretive Provisions.

(a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms. Whenever the context requires, the neuter gender shall include the masculine and feminine, the single number shall include the plural, and vice versa, and shall be so construed.

(b) Section and Schedule references are to this Agreement unless otherwise specified. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

(c) The term “including” is not limiting, and means “including, without limitation”.

(d) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”, and the word “through” means “to and including”.

(e) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement and the other Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, supplements and other modifications thereto, but only to the extent such amendments, restatements, supplements and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation shall be construed as including all statutory and regulatory provisions amending, replacing, supplementing or interpreting such statute or regulation

(f)  To the extent any of the provisions of the other Loan Documents are inconsistent with the terms of this Agreement, the provisions of this Agreement shall govern.

(g) This Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative, and each shall be performed in accordance with its terms.

Section 2	Security for the Obligations.

2.1 Security for Obligations. As security for the payment and performance of the Obligations, Debtor does hereby pledge, assign, transfer, deliver and grant to Lender, for its own benefit and as agent for its Affiliates, a continuing and unconditional first priority security interest (subject to Permitted Liens) in and to any and all property of Debtor, of any kind or description, tangible or intangible, wheresoever located and whether now existing or hereafter arising or acquired, including the following (all of which property, along with the products and proceeds therefrom, are individually and collectively referred to as the “Collateral”):

(a) all property of, or for the account of, Debtor now or hereafter coming into the possession, control or custody of, or in transit to Lender or any agent or bailee for Lender or any parent, affiliate or subsidiary of Lender or any participant with Lender in the Obligations (whether for safekeeping, deposit, collection, custody, pledge, transmission or otherwise), including all earnings, dividends, interest, or other rights in connection therewith and the products and proceeds therefrom, including the proceeds of insurance thereon; and

(b) the additional property of Debtor, whether now existing or hereafter arising or acquired, and wherever now or hereafter located, together with all additions and accessions thereto, substitutions, betterments and replacements therefor, products and Proceeds therefrom, and all of Debtor’s books and records and recorded data relating thereto (regardless of the medium of recording or storage), together with all of Debtor’s right, title and interest in and to all computer software required to utilize, create, maintain and process any such records or data on electronic media, identified and set forth as follows:

(i)	All Accounts and all Goods whose sale, lease or other disposition by Debtor has given rise to Accounts and have been returned to, or repossessed or stopped in transit by Debtor, or rejected or refused by an Account Debtor.

(ii)	All Inventory, including raw materials, work-in-process and finished goods.

(iii)	All Goods (other than Inventory), including embedded software, Equipment, vehicles, furniture and Fixtures.

(iv)	All Software and computer programs.

(v)	All Securities, Investment Property, Financial Assets and Deposit Accounts.

(vi)	All Chattel Paper, Electronic Chattel Paper, Instruments, Documents, Letter of Credit Rights, all proceeds of letters of credit, Health-Care-Insurance Receivables, Supporting Obligations, notes secured by real estate, Commercial Tort Claims and General Intangibles, including Payment Intangibles.

(vii)	All Proceeds (whether Cash Proceeds or Noncash Proceeds) of the foregoing property, including all insurance policies and proceeds of insurance payable by reason of loss or damage to the foregoing property, including unearned premiums, and of eminent domain or condemnation awards.

2.2 Possession and Transfer of Collateral. Until an Event of Default has occurred hereunder, Debtor shall be entitled to possession or use of the Collateral (other than Instruments or Documents (including Tangible Chattel Paper and Investment Property consisting of certificated securities) and other Collateral required to be delivered to Lender pursuant to this Section 2. The cancellation or surrender of any promissory note evidencing an Obligation, upon payment or otherwise, shall not affect the right of Lender to retain the Collateral for any other of the Obligations. Debtor shall not sell, assign (by operation of law or otherwise), license, lease or otherwise dispose of or grant any option with respect to any of the Collateral, except that (a) Debtor may sell Inventory in the ordinary course of Debtor’s business, (b) Debtor may dispose of worn-out, obsolete or surplus Equipment in the ordinary course of business, and (c) Debtor may make dispositions of Collateral not otherwise permitted hereby having a fair market value not to exceed $250,000 in the aggregate in any fiscal year.

2.3 Financing Statements. Debtor shall, at Lender’s request, at any time and from time to time, execute and deliver to Lender such financing statements, amendments and other documents and do such acts as Lender reasonably deems necessary in order to establish and maintain a valid, attached and perfected first priority security interest (subject to Permitted Liens) in the Collateral in favor of Lender, for its own benefit and as agent for its Affiliates, free and clear of all Liens and claims and rights of third parties whatsoever, except Permitted Liens. Debtor hereby irrevocably authorizes Lender at any time, and from time to time, to file in any jurisdiction any initial financing statements and amendments thereto without the signature of Debtor that (a) indicate the Collateral (i) is comprised of all assets of Debtor or words of similar effect, regardless of whether any particular asset comprising a part of the Collateral falls within the scope of Article 9 of the Uniform Commercial Code of the jurisdiction wherein such financing statement or amendment is filed, or (ii) as being of an equal or lesser scope or within greater detail as the grant of the security interest set forth herein, and (b) contain any other information required by Section 5 of Article 9 of the Uniform Commercial Code of the jurisdiction wherein such financing statement or amendment is filed regarding the sufficiency or filing office acceptance of any financing statement or amendment, including (1) whether Debtor is an organization, the type of organization and any Organizational Identification Number issued to a Debtor, and (2) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of the real property to which the Collateral relates. In addition, Debtor shall make appropriate entries on the books and records disclosing the security interests of Lender, for its own benefit and as agent for its Affiliates, in the Collateral.

2.4 Preservation of the Collateral. Lender may but is not required to take such actions from time to time as Lender deems appropriate to maintain or protect the Collateral. Lender shall have exercised reasonable care in the custody and preservation of the Collateral if Lender takes such action as Debtor shall reasonably request in writing which is not inconsistent with Lender’s status as a secured party, but the failure of Lender to comply with any such request shall not be deemed a failure to exercise reasonable care; provided, however, Lender’s responsibility for the safekeeping of the Collateral shall (a) be deemed reasonable if such Collateral is accorded treatment substantially equal to that which Lender accords its own property, and (b) not extend to matters beyond the control of Lender, including acts of God, war, insurrection, riot or governmental actions. In addition, any failure of Lender to preserve or protect any rights with respect to the Collateral against prior or third parties, or to do any act with respect to preservation of the Collateral, not so requested by Debtor, shall not be deemed a failure to exercise reasonable care in the custody or preservation of the Collateral. Debtor shall have the sole responsibility for taking such action as may be necessary, from time to time, to preserve all rights of Debtor and Lender in the Collateral against prior or third parties. Without limiting the generality of the foregoing, where Collateral consists in whole or in part of securities, Debtor represents to, and covenants with, Lender that Debtor has made arrangements for keeping informed of changes or potential changes affecting the securities (including rights to convert or subscribe, payment of dividends, reorganization or other exchanges, tender offers and voting rights), and Debtor agrees that Lender shall have no responsibility or liability for informing Debtor of any such or other changes or potential changes or for taking any action or omitting to take any action with respect thereto.

2.5 Other Actions as to any and all Collateral. Debtor further agrees to take any other action reasonably requested by Lender to ensure the attachment, perfection and first priority (subject to Permitted Liens) of Lender’s security interest in the Collateral and the ability of Lender, for its own benefit and as agent for the Affiliates, to enforce the security interest of Lender in any and all of the Collateral including (a) causing Lender’s name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of Lender, for its own benefit and as agent for its Affiliates, to enforce, the security interest of Lender in such Collateral, (b) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of Lender to enforce, the security interest of Lender, for its own benefit and as agent for its Affiliates, in such Collateral, (c) using commercially reasonable efforts to obtain governmental and other third party consents and approvals, including any consent of any licensor, lessor or other Person obligated on Collateral, (d) using commercially reasonable efforts to obtain waivers from mortgagees and landlords in form and substance satisfactory to Lender, and (e) taking all actions required by the UCC in effect from time to time or by other law, as applicable in any relevant UCC jurisdiction, or by other law as applicable in any foreign jurisdiction. Debtor further agrees to indemnify and hold Lender harmless against any losses, claims, damages or liabilities arising out of third party claims concerning the Collateral, except to the extent arising from Lender’s gross negligence, willful misconduct or breach of this Agreement.

2.6 Collateral in the Possession of a Warehouseman or Bailee. If any of the Collateral at any time is in the possession of a warehouseman or bailee, Debtor shall promptly notify Lender thereof and shall promptly use commercially reasonable efforts to obtain a Collateral Access Agreement within sixty (60) days from the date of this Agreement.

2.7 Letter-of-Credit Rights. If Debtor at any time is a beneficiary under a letter of credit now or hereafter issued in favor of Debtor, Debtor shall promptly notify Lender thereof and, at the request and option of Lender, Debtor shall, pursuant to an agreement in form and substance satisfactory to Lender, either (a) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to Lender, for its own benefit and as agent for its Affiliates, of the proceeds of any drawing under the letter of credit, or (b) arrange for Lender, for its own benefit and as agent for its Affiliates, to become the transferee beneficiary of the letter of credit, with Lender agreeing, in each case, that the proceeds of any drawing under the letter to credit are to be applied as provided in this Agreement.

2.8 Commercial Tort Claims. If Debtor shall at any time hold or acquire a Commercial Tort Claim, Debtor shall promptly notify Lender in writing signed by Debtor of the details thereof and grant to Lender, for its own benefit and as agent for its Affiliates, in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, in each case in form and substance reasonably satisfactory to Lender, and shall execute any amendments hereto deemed reasonably necessary by Lender to perfect the security interest of Lender, for its own benefit and as agent for its Affiliates, in such Commercial Tort Claim.

2.9 Electronic Chattel Paper and Transferable Records. If Debtor at any time holds or acquire an interest in any electronic chattel paper or any “transferable record”, as that term is defined in Section 201 of the federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, shall promptly notify Lender thereof and, at the request of Lender, shall take such action as Lender may reasonably request to vest in Lender control under Section 9-105 of the UCC of such electronic chattel paper or control under Section 201 of the federal Electronic Signatures in Global and National Commerce Act or, as the case may be, §16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. Lender agrees with Debtor that Lender will arrange, pursuant to procedures satisfactory to Lender and so long as such procedures will not result in Lender’s loss of control, for Debtor to make alterations to the electronic chattel paper or transferable record permitted under Section 9-105 of the UCC or, as the case may be, Section 201 of the federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act for a party in control to make without loss of control.

2.10 Priority of Lender: Lender shall have a first priority security interest in the Collateral subject to Permitted Liens.

Section 3	Representations and Warranties.

Debtor makes the following representations and warranties to the Lender:

3.1 Debtor Organization and Name. Debtor is a corporation duly organized, existing and in good standing under the laws of the State of Delaware, with full and adequate power to carry on and conduct business as presently conducted, and each of its Subsidiaries is validly existing and in good standing under the laws of the jurisdiction of its organization. Debtor and each of its Subsidiaries is duly licensed or qualified in all foreign jurisdictions wherein the nature of its activities requires such qualification or licensing. The exact legal name of Debtor is as set forth in the first paragraph of this Agreement, and Debtor and its Subsidiaries currently do not conduct, nor have they, during the last five (5) years, conducted business under any other name or trade name.

3.2 Authorization. Debtor has full right, power, and authority to enter into this Agreement and to perform all of its duties and obligations under this Agreement. The execution and delivery of this Agreement and the other Loan Documents will not, nor will the observance or performance of its obligations herein or therein set forth, violate, or contravene any provision of law or of the articles of incorporation or bylaws of Debtor. All necessary and appropriate action has been taken on the part of Debtor to authorize the execution and delivery of this Agreement.

3.3 Validity and Binding Nature. This Agreement is the legal, valid, and binding obligation of Debtor, enforceable against Debtor in accordance with its terms, except as enforceability hereof may be limited by applicable bankruptcy, insolvency and similar laws affecting the enforceability of creditors’ rights generally and to general principles of equity (whether enforcement is sought by proceeding in equity or at law).

3.4 Consent; Absence of Breach. The execution, delivery and performance of this Agreement and any other documents or instruments to be executed and delivered by Debtor in connection herewith, do not and will not (a) require any consent, approval, authorization, or filings with, notice to or other act by or in respect of, any governmental authority or any other Person (other than any consent or approval which has been obtained and is in full force and effect); (b) conflict with (i) any provision of law or any applicable regulation, order, writ, injunction or decree of any court or governmental authority, (ii) the articles of incorporation or bylaws of Debtor or any of its Subsidiaries, or (iii) any material agreement, indenture, instrument or other document, or any judgment, order or decree, which is binding upon Debtor or any Subsidiaries or any of its properties or assets; or (c) require, or result in, the creation or imposition of any Lien on any asset of Debtor or any of its Subsidiaries, other than Liens in favor of Lender created pursuant to this Agreement.

3.5 Ownership of Collateral; Liens. Debtor is the sole owner or has other rights in all of the Collateral (or, with respect to after-acquired Collateral, will be the sole owner thereof or otherwise has rights therein at the time of acquisition), free and clear of all Liens, charges and claims (including infringement claims with respect to patents, trademarks, service marks, copyrights and the like), other than Permitted Liens.

3.6 Adverse Circumstances. No condition, circumstance, event, agreement, document, instrument, restriction, litigation or proceeding (or threatened litigation or proceeding or basis therefor) has occurred since December 31, 2025 which (a) would reasonably be expected to have a Material Adverse Effect upon Debtor, or (b) would constitute an Event of Default.

3.7 Security Interest. This Agreement creates a valid security interest in favor of Lender in the Collateral and, when properly perfected by filing in the appropriate jurisdictions, or by possession or Control of such Collateral by Lender or delivery of such Collateral to Lender, shall constitute a valid, perfected, first priority security interest in such Collateral, subject to Permitted Liens, to the extent a security interest in such Collateral may be perfected under Article 9 of the UCC.

3.8 Place of Business. The principal place of business and books and records of Debtor is set forth in the preamble to this Agreement, and the location of all Collateral, if other than at such principal place of business, is as set forth at locations previously disclosed to Lender, and Debtor shall promptly notify Lender of any change in such locations. Debtor will not remove or permit the Collateral to be removed from such locations without the prior written consent of Lender (not to be unreasonably withheld, conditioned or delayed), except for (a) Inventory sold in the usual and ordinary course of Debtor’s business or (b) Collateral that is removed and disposed of in accordance with Section 2.2 hereof.

3.9 Complete Information. This Agreement and all financial statements, schedules, certificates, confirmations, agreements, contracts, and other written materials and information heretofore or contemporaneously herewith furnished in writing by Debtor to Lender for purposes of, or in connection with, this Agreement and the transactions contemplated hereby is, and all written information hereafter furnished by or on behalf of Debtor to Lender pursuant hereto or in connection herewith will be, when taken a whole, true and accurate in every material respect on the date as of which such information is dated or certified, and none of such information is or will be incomplete by omitting to state any material fact necessary to make such information not misleading in light of the circumstances under which made (it being recognized by Lender that any projections and forecasts provided by Debtor are based on good faith estimates and assumptions believed by Debtor to be reasonable as of the date of the applicable projections or assumptions and that actual results during the period or periods covered by any such projections and forecasts may differ from projected or forecasted results).

Section 4	Affirmative Covenants.

4.1 Debtor Existence. Debtor shall at all times preserve and maintain its (a) existence and good standing in the jurisdiction of its organization, and (b) qualification to do business and good standing in each jurisdiction where the nature of business makes such qualification necessary (other than such jurisdictions in which the failure to be qualified or in good standing could not reasonably be expected to have a Material Adverse Effect), and shall at all times continue as a going concern in the business which Debtor is presently conducting. If Debtor does not have an Organizational Identification Number and later obtains one, Debtor shall promptly notify Lender of such Organizational Identification Number.

4.2 Compliance with Laws. Debtor shall comply, and cause each Subsidiary to comply, in all respects, including the conduct of business and operations and the use of the Collateral, with all applicable laws, rules, regulations, decrees, orders, judgments, licenses and permits, except where failure to comply could not reasonably be expected to have a Material Adverse Effect.

4.3 Payment of Taxes and Liabilities. Debtor shall pay, and cause each Subsidiary to pay, and discharge, prior to delinquency and before penalties accrue thereon, all property and other taxes, and all governmental charges or levies against it or any of the Collateral, as well as claims of any kind which, if unpaid, could become a Lien on any of its property; provided that the foregoing shall not require Debtor or any Subsidiary to pay any such tax or charge so long as it shall contest the validity thereof in good faith by appropriate proceedings and shall set aside on its books adequate reserves with respect thereto in accordance with GAAP and, in the case of a claim which could become a Lien on any of the Collateral, such contest proceedings stay the foreclosure of such Lien or the sale of any portion of the Collateral to satisfy such claim.

4.4 Maintain Property. Debtor shall at all times maintain, preserve and keep the Collateral, in good repair, working order and condition, normal wear and tear excepted, and shall from time to time make all needful and proper repairs, renewals, replacements, and additions thereto so that at all times the efficiency thereof shall be fully preserved and maintained. Debtor shall permit Lender to examine and inspect such Collateral upon reasonable prior notice and during normal business hours and subject to the terms of Section 4.6 hereof and Section 5(s) of the Loan Agreement.

4.5 Maintain Insurance. Debtor shall at all times maintain, and cause each Subsidiary to maintain, with insurance companies reasonably acceptable to Lender, such insurance coverage as may be required by Lender or any law or governmental regulation or court decree or order applicable and such other insurance, to such extent and against such hazards and liabilities, including employers’, public and professional liability risks, as is customarily maintained by companies similarly situated, and shall have insured amounts no less than, and deductibles no higher than, are reasonably acceptable to Lender as provided in the Loan Agreement. Debtor shall furnish to Lender a certificate setting forth in reasonable detail the nature and extent of all insurance maintained by Debtor, which shall be reasonably acceptable in all respects to Lender. Debtor shall cause each issuer of an insurance policy to provide Lender with an endorsement (a) showing Lender as loss payee and as additional insured with respect to each policy of property or casualty insurance; and (b) providing that Thirty (30) days’ notice will be given to Lender prior to any cancellation of, material reduction or change in coverage provided by or other material modification to such policy.

In the event Debtor either fails to provide Lender with evidence of the insurance coverage required by this Section or at any time hereafter shall fail to obtain or maintain any of the policies of insurance required above, or to pay any premium in whole or in part relating thereto, then Lender, without waiving or releasing any obligation or default by Debtor hereunder, may at any time (but shall be under no obligation to so act), obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto, which Lender deems advisable. This insurance coverage (a) may, but need not, protect Debtor’s interests in such property, including the Collateral, and (b) may not pay any claim made by, or against, Debtor in connection with such property, including the Collateral. Debtor may later cancel any such insurance purchased by Lender, but only after providing Lender with evidence that Debtor has obtained the insurance coverage required by this Section. If Lender purchases insurance for the Collateral, Debtor will be responsible for the costs of that insurance, including interest and any other charges that may be imposed with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance may be added to the principal amount of the Loans owing hereunder. Lender shall provide Debtor with reasonable advance notice before purchasing any such insurance and shall use commercially reasonable efforts to minimize the cost thereof. The costs of the insurance may be more than the cost of the insurance Debtor may be able to obtain on its own.

4.6 Field Audits. Upon reasonable advance written notice and during reasonable normal business hours, Debtor shall permit Lender to inspect the Inventory and other Collateral, to perform appraisals of the Inventory of Debtor, and to inspect, audit, check and make copies of, and extracts from, the books, records, computer data, computer programs, journals, orders, receipts, correspondence, and other data relating to Inventory, Accounts and any other Collateral. All such inspections or audits by Lender shall be at Debtor’s expense, provided, that, so long as no Event of Default has occurred and is continuing, such expense shall not exceed $25,000 per audit. So long as there is no Event of Default, Lender shall not conduct such field audits more than once per fiscal year.

4.7 Collateral Records. Debtor shall keep full and accurate books and records relating to the Collateral and shall mark such books and records to indicate Lender’s Lien in the Collateral including placing a legend, in form and content acceptable to Lender, on all Chattel Paper created by Debtor indicating that Lender has a Lien in such Chattel Paper.

Section 5	Remedies.

Upon the occurrence of an Event of Default (as defined in the Loan Agreement) beyond the expiration of any applicable grace or cure periods (if any), Lender shall have all rights, powers and remedies set forth in this Agreement or the other Loan Documents or in any other written agreement or instrument relating to any of the Obligations or any security therefor, as a secured party under the UCC or as otherwise provided at law or in equity. Without limiting the generality of the foregoing, Lender may, at its option upon the occurrence and during the continuance of an Event of Default, exercise the remedies set forth in Section 9 of the Loan Agreement. Debtor hereby waives any and all presentment, demand, notice of dishonor, protest, and all other notices and demands in connection with the enforcement of Lender’s rights under the Loan Documents, and hereby consent to, and waives notice of release, with or without consideration, of any Collateral, notwithstanding anything contained herein or in the Loan Documents to the contrary. In addition to the foregoing:

5.1 Possession and Assembly of Collateral. Upon the occurrence and during the continuance of an Event of Default, Lender may, without 1demand or legal process of any kind, take possession of any or all of the Collateral (in addition to Collateral of which Lender already has possession), wherever it may be found, and for that purpose may pursue the same wherever it may be found, and may at any time enter into any of Debtor’s premises where any of the Collateral may be or is supposed to be, and search for, take possession of, remove, keep and store any of the Collateral until the same shall be sold or otherwise disposed of and Lender shall have the right to store and conduct a sale of the same in any of Debtor’s premises without cost to Lender. At Lender’s request following the occurrence and during the continuance of an Event of Default, Debtor will, at Debtor’s sole expense, assemble the Collateral and make it available to Lender at a place or places to be designated by Lender which is reasonably convenient to Lender and Debtor.

5.2 Sale of Collateral. Upon the occurrence and during the continuance of an Event of Default, Lender may sell any or all of the Collateral at public or private sale, upon such terms and conditions as Lender may deem proper, and Lender may purchase any or all of the Collateral at any such sale. Debtor acknowledges that Lender may be unable to effect a public sale of all or any portion of the Collateral because of certain legal and/or practical restrictions and provisions which may be applicable to the Collateral and, therefore, may be compelled to resort to one or more private sales to a restricted group of offerees and purchasers. Debtor consents to any such private sale so made even though at places and upon terms less favorable than if the Collateral was sold at public sale. Lender shall have no obligation to clean up or otherwise prepare the Collateral for sale. Lender may apply the net proceeds, after deducting all costs, expenses, attorneys’ and paralegals’ fees incurred or paid at any time in the collection, protection and sale of the Collateral and the Obligations, to the payment of the Obligations, returning the excess proceeds, if any, to Debtor. Debtor shall remain liable for any amount remaining unpaid after such application, with interest at the Default Rate. Any notification of intended disposition of the Collateral required by law shall be conclusively deemed reasonably and properly given if given by Lender at least Ten (10) calendar days before the date of such disposition. Debtor hereby confirms, approves, and ratifies all acts and deeds of Lender relating to the foregoing, and each part thereof, and expressly waives any and all claims of any nature, kind or description which it has or may hereafter have against Lender or its representatives, by reason of taking, selling or collecting any portion of the Collateral. Debtor consents to releases of the Collateral at any time (including prior to default) and to sales of the Collateral in groups, parcels, or portions, or as an entirety, as the Lender shall deem appropriate. Debtor expressly absolves Lender from any loss or decline in market value of any Collateral by reason of delay in the enforcement or assertion or nonenforcement of any rights or remedies under this Agreement.

5.3 Standards for Exercising Remedies. To the extent that applicable law imposes duties on Lender to exercise remedies in a commercially reasonable manner, Debtor acknowledges and agrees that it is not commercially unreasonable for Lender (a) to fail to incur expenses reasonably deemed significant by Lender to prepare Collateral for disposition or otherwise to complete raw material or work-in-process into finished goods or other finished products for disposition, (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove liens or encumbrances on or any adverse claims against Collateral, (d) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other Persons, whether or not in the same business as Debtor, for expressions of interest in acquiring all or any portion of the Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, (h) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties, including any warranties of title, (k) to purchase insurance or credit enhancements to insure Lender against risks of loss, collection or disposition of Collateral or to provide to Lender a guaranteed return from the collection or disposition of Collateral, or (l) to the extent deemed appropriate by Lender, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Lender in the collection or disposition of any of the Collateral. Debtor acknowledges that the purpose of this section is to provide non-exhaustive indications of what actions or omissions by Lender would not be commercially unreasonable in Lender’s exercise of remedies against the Collateral and that other actions or omissions by Lender shall not be deemed commercially unreasonable solely on account of not being indicated in this section. Without limitation upon the foregoing, nothing contained in this section shall be construed to grant any rights to Debtor or to impose any duties on Lender that would not have been granted or imposed by this Agreement or by applicable law in the absence of this section.

1 Note to CG: Any notice required by applicable law will not be waivable.

5.4 UCC and Offset Rights. Lender may exercise, from time to time, any and all rights and remedies available to it under the UCC or under any other applicable law in addition to, and not in lieu of, any rights and remedies expressly granted in this Agreement or in any other agreements between any Obligor and Lender, and may, without demand or notice of any kind, appropriate and apply toward the payment of such of the Obligations, whether matured or unmatured, including costs of collection and attorneys’ and paralegals’ fees, and in such order of application as Lender may, from time to time, elect, any indebtedness of Lender to any Obligor, however created or arising, including balances, credits, deposits, accounts or moneys of such Obligor in the possession, control or custody of, or in transit to Lender; provided, however, that Lender shall not exercise any right of setoff against (i) any payroll account of Debtor or any Subsidiary thereof, or (ii) any account holding funds in trust for third parties. Debtor, on behalf of itself and each Obligor, hereby waives the benefit of any law that would otherwise restrict or limit Lender in the exercise of its right, which is hereby acknowledged, to appropriate at any time hereafter any such indebtedness owing from Lender to any Obligor.

5.5 Additional Remedies. Upon the occurrence and during the continuance of an Event of Default, Lender shall have the right and power to:

(a) Instruct Debtor, at its own expense, to notify any parties obligated on any of the Collateral, including any Account Debtors, to make payment directly to Lender of any amounts due or to become due thereunder, or, Lender may directly notify such obligors of the security interest of Lender, and/or of the assignment to Lender of the Collateral and direct such obligors to make payment to Lender of any amounts due or to become due with respect thereto, and thereafter, collect any such amounts due on the Collateral directly from such Persons obligated thereon;

(b) Enforce collection of any of the Collateral, including any Accounts, by suit or otherwise, or make any compromise or settlement with respect to any of the Collateral, or surrender, release or exchange all or any part thereof, or compromise, extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder;

(c) Take possession or control of any proceeds and products of any of the Collateral, including the proceeds of insurance thereon;

(d) Extend, renew or modify for one or more periods (whether or not longer than the original period) the Obligations or any obligation of any nature of any other obligor with respect to the Obligations;

(e) Grant releases, compromises or indulgences with respect to the Obligations, any extension or renewal of any of the Obligations, any security therefor, or to any other obligor with respect to the Obligations;

(f) Transfer the whole or any part of securities which may constitute Collateral into the name of Lender or Lender’s nominee without disclosing, if Lender so desires, that such securities so transferred are subject to the security interest of Lender, and any corporation, association, or any of the managers or trustees of any trust issuing any of such securities, or any transfer agent, shall not be bound to inquire, in the event that Lender or such nominee makes any further transfer of such securities, or any portion thereof, as to whether Lender or such nominee has the right to make such further transfer, and shall not be liable for transferring the same;

(g) Vote the Collateral;

(h) Make an election with respect to the Collateral under Section 1111 of the Bankruptcy Code or take action under Section 364 or any other section of the Bankruptcy Code; provided, however, that any such action of Lender as set forth herein shall not, in any manner whatsoever, impair or affect the liability of Debtor hereunder, nor prejudice, waive, nor be construed to impair, affect, prejudice or waive Lender’s rights and remedies at law, in equity or by statute, nor release, discharge, nor be construed to release or discharge, Debtor, any guarantor or other Person liable to Lender for the Obligations; and

(i) At any time, and from time to time, accept additions to, releases, reductions, exchanges or substitution of the Collateral, without in any way altering, impairing, diminishing or affecting the provisions of this Agreement, the Loan Documents, or any of the other Obligations, or the Lender’s rights hereunder, under the Obligations.

Debtor hereby ratifies and confirms whatever Lender may do with respect to the Collateral and agrees that Lender shall not be liable for any error of judgment or mistakes of fact or law with respect to actions taken in connection with the Collateral.

5.6 Attorney-in-Fact. Debtor hereby irrevocably makes, constitutes and appoints Lender (and any officer of Lender or any Person designated by Lender for that purpose) as Debtor’s true and lawful proxy and attorney-in-fact (and agent-in-fact) in Debtor’s name, place and stead, with full power of substitution, to (a) take such actions as are permitted in this Agreement, (b) execute such financing statements and other documents and to do such other acts as Lender may require to perfect and preserve Lender’s security interest in, and to enforce such interests in the Collateral, and (c) upon the occurrence and during the continuance of an Event of Default, carry out any remedy provided for in this Agreement, including endorsing the Debtor’s name to checks, drafts, instruments and other items of payment, and proceeds of the Collateral, executing change of address forms with the postmaster of the United States Post Office serving the address of Debtor’s, changing the address of Debtor to that of Lender, opening all envelopes addressed to Debtor and applying any payments contained therein to the Obligations. Debtor hereby acknowledges that the constitution and appointment of such proxy and attorney-in-fact are coupled with an interest and are irrevocable. Debtor hereby ratifies and confirms all that such attorney-in-fact may do or cause to be done by virtue of any provision of this Agreement.

5.7 No Marshaling. Lender shall not be required to marshal any present or future collateral security (including this Agreement and the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order. To the extent that it lawfully may, Debtor hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of Lender’s rights under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, Debtor hereby irrevocably waives the benefits of all such laws.

5.8 Application of Proceeds. Lender will within Three (3) Business Days after receipt of cash or solvent credits from collection of items of payment, proceeds of Collateral or any other source, apply the whole or any part thereof against the Obligations secured hereby. Lender shall further have the exclusive right to determine how, when and what application of such payments and such credits shall be made on the Obligations, and such determination shall be conclusive upon the Obligors. Any proceeds of any disposition by Lender of all or any part of the Collateral may be first applied by Lender to the payment of expenses incurred by Lender in connection with the Collateral, including attorneys’ fees and legal expenses as provided for in Section 7 hereof.

5.9 No Waiver. No Event of Default shall be waived by Lender except in writing. No failure or delay on the part of Lender in exercising any right, power or remedy hereunder shall operate as a waiver of the exercise of the same or any other right at any other time; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. There shall be no obligation on the part of the Lender to exercise any remedy available to Lender in any order. The remedies provided for herein are cumulative and not exclusive of any remedies provided at law or in equity. Debtor agrees that in the event that Debtor fails to perform, observe or discharge any of the Obligations or liabilities under this Agreement or any other agreements with Lender, no remedy of law will provide adequate relief to Lender, and further agrees that Lender shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

Section 6	Miscellaneous.

6.1 Entire Agreement. This Agreement and the other Loan Documents (a) are valid, binding and enforceable against Debtor and Lender in accordance with its provisions and no conditions exist as to their legal effectiveness; (b) constitute the entire agreement between the parties with respect to the subject matter hereof and thereof; and (c) are the final expression of the intentions of Debtor and Lender. No promises, either expressed or implied, exist between Debtor and Lender, unless contained herein or therein. This Agreement, together with the other Loan Documents, supersedes all negotiations, representations, warranties, commitments, term sheets, discussions, negotiations, offers or contracts (of any kind or nature, whether oral or written) prior to or contemporaneous with the execution hereof with respect to any matter, directly or indirectly related to the terms of this Agreement and the other Loan Documents. This Agreement and the other Loan Documents are the result of negotiations among Lender, Debtor, and the other parties thereto, and have been reviewed (or have had the opportunity to be reviewed) by counsel to all such parties and are the products of all parties. Accordingly, this Agreement and the other Loan Documents shall not be construed more strictly against Lender merely because of Lender’s involvement in their preparation.

6.2 Amendments; Waivers. No delay on the part of Lender in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by Lender of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy. No amendment, modification, or waiver of, or consent with respect to, any provision of this Agreement or the other Loan Documents shall in any event be effective unless the same shall be in writing and acknowledged by Lender, and then any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

6.3 Assignability. Lender may at any time assign Lender’s rights in this Agreement, the other Loan Documents, the Obligations, or any part thereof and transfer Lender’s rights in any or all of the Collateral, and Lender thereafter shall be relieved from all liability with respect to such Collateral. This Agreement shall be binding upon Lender and Debtor and its legal representatives and successors. All references herein to Debtor shall be deemed to include any successors, whether immediate or remote. In the case of a joint venture or partnership, the term “Debtor” shall be deemed to include all joint venturers or partners thereof, who shall be jointly and severally liable hereunder.

6.4 Binding Effect. This Agreement shall become effective upon execution by Debtor and Lender. If this Agreement is not dated or contains any blanks when executed by Debtor, Lender is hereby authorized, without notice to Debtor, to date this Agreement as of the date when it was executed by Debtor, and to complete any such blanks according to the terms upon which this Agreement is executed.

6.5 Governing Law. This Agreement shall be delivered and accepted in and shall be deemed to be a contract made under and governed by the laws of the State of Florida (but giving effect to federal laws applicable to national Lenders) applicable to contracts made and to be performed entirely within such state, without regard to conflict of laws principles.

6.6 Enforceability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by, unenforceable or invalid under any jurisdiction, such provision shall as to such jurisdiction, be severable and be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

6.7 Time of Essence. Time is of the essence in making payments of all amounts due the Lender under this Agreement and in the performance and observance by Debtor of each covenant, agreement, provision, and term of this Agreement.

6.8 Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement. Receipt of an executed signature page to this Agreement by facsimile or other electronic transmission shall constitute effective delivery thereof. Electronic records of executed Loan Documents maintained by Lender shall be deemed to be originals thereof.

6.9 Notices. All notices from Debtor to Lender and Lender to Debtor required or permitted by any provision of this Agreement shall be in writing and sent by registered or certified mail or nationally recognized overnight delivery service and addressed to the Parties at the address set forth in the preamble to this Agreement. Such addresses may be changed by such notice to the other party. Notice given as hereinabove provided shall be deemed given on the date of its deposit in the United States Mail and, unless sooner actually received, shall be deemed received by the party to whom it is addressed on the third calendar day following the date on which said notice is deposited in the mail, or if a courier system is used, on the date of delivery of the notice.

6.10 Costs, Fees and Expenses. Debtor shall pay or reimburse Lender for all reasonable and documented costs, fees and expenses incurred by Lender or for which Lender becomes obligated in connection with the enforcement of this Agreement, including reasonable attorneys’ fees of outside counsel to Lender; search fees, costs and expenses; and all taxes payable in connection with this Agreement. In furtherance of the foregoing, Debtor shall pay any and all stamp and other taxes, UCC search fees, filing fees and other costs and expenses in connection with the execution and delivery of this Agreement and the other Loan Documents to be delivered hereunder, and agrees to save and hold Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such costs and expenses. That portion of the Obligations consisting of costs, expenses, or advances to be reimbursed by Debtor to Lender pursuant to this Agreement or the other Loan Documents which are not paid on or prior to the date hereof shall be payable by Debtor to Lender on demand. If at any time or times hereafter Lender: (a) employs counsel for advice or other representation (i) with respect to this Agreement or the other Loan Documents, (ii) to represent Lender in any litigation, contest, dispute, suit or proceeding or to commence, defend, or intervene or to take any other action in or with respect to any litigation, contest, dispute, suit, or proceeding (whether instituted by Lender, Debtor, or any other Person) in any way or respect relating to this Agreement, or (iii) to enforce any rights of Lender against Debtor or any other Person under of this Agreement; (b) takes any action to protect, collect, sell, liquidate, or otherwise dispose of any of the Collateral; and/or (c) attempts to or enforces any of Lender’s rights or remedies under this Agreement, the costs and expenses incurred by Lender in any manner or way with respect to the foregoing, shall be part of the Obligations, payable by Debtor to Lender on demand.

6.11 Waiver of Defenses. Debtor, on behalf of itself and any obligor of the obligations under this Agreement, waives any right to assert as a defense, counterclaim, or setoff, any claim that does not arise directly from Lender’s breach of this Agreement or its failure to act in good faith or in a commercially reasonable manner. This waiver does not apply to defenses based on (a) Lender’s fraud, willful misconduct, or gross negligence, (b) any material breach by Lender of this Agreement, or (c) any rights that may not be waived under applicable law.

6.12 Waiver of Jury Trial. Lender and Debtor, after consulting or having had the opportunity to consult with counsel, each knowingly, voluntarily and intentionally waive irrevocably, any right to a Trial by Jury in any action or proceeding to enforce or defend any rights under this Agreement, any Note, any other Loan Document, any of the other Obligation, the Collateral, or any amendment, instrument, document or agreement delivered or which may in the future be delivered in connection herewith or therewith or arising from any lending relationship existing in connection with any of the foregoing, or any course of conduct or course of dealing in which Lender and Debtor are adverse parties, and each agrees that any such action or proceeding shall be tried before a court and not before a jury. This provision is a material inducement for Lender granting any financial accommodation to Debtor.

6.13 Forum Selection and Consent to Jurisdiction. Any litigation based hereon, or arising out of, under, or in connection with this Agreement or any other Loan Document, shall be brought and maintained exclusively in the courts of Miami-Dade County, Florida or in the United States District Court for the Southern District of Florida; provided that nothing in this Agreement shall be deemed or operate to preclude Lender from bringing suit or taking other legal action in any other jurisdiction. Debtor hereby expressly and irrevocably submits to the jurisdiction of the courts of Miami-Dade County Florida and of the United States District Court for the Southern District of Florida for the purpose of any such litigation as set forth above. Debtor hereby expressly and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such litigation brought in any such court referred to above and any claim that any such litigation has been brought in an inconvenient forum. Notwithstanding the foregoing, Debtor may bring any compulsory counterclaim in any action initiated by Lender in any jurisdiction.

6.14 Termination. Upon indefeasible payment in full of all Obligations (other than contingent indemnification obligations for which no claim has been asserted) and termination of all commitments of Lender to extend credit under the Loan Documents, the security interests granted hereunder shall automatically terminate. Upon such termination, Lender shall execute and deliver to Debtor such documents and take such actions as Debtor shall reasonably request to evidence the termination of such security interests, including, without limitation, the filing of UCC-3 termination statements.

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[Signatures appear on following pages]

IN WITNESS WHEREOF, Debtor has executed this Security Agreement as of the effective date set forth in the preamble to this Security Agreement.

DEBTOR:

SENSUS HEALTHCARE, INC.
a Delaware corporation

By:	/s/ Michael Sardano
Name: Michael Sardano
Title: President

Date: June 1, 2026

IN WITNESS WHEREOF, Lender has executed this Security Agreement as of the effective date set forth in the preamble to this Security Agreement.

LENDER:

CITY NATIONAL BANK OF FLORIDA

By:	/s/ Pierre Rodriguez
Name: Pierre Rodriguez
Title: Senior Vice President

Date: June 2, 2026